Exhibit 10.2

Confidentiality Agreement

FOREST OIL CORPORATION

707 17th Street, Suite 3600

Denver, Colorado 80202

To: WEST FACE CAPITAL INC. (“you”)

Ladies and Gentlemen:

This letter agreement shall become effective on the date hereof.  It results from an Agreement, dated as of October 22, 2012 (the “Agreement”), by and among Forest Oil Corporation (the “Company”) and the Investors (as defined therein).  Capitalized terms used in this letter agreement not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Among other things, pursuant to the terms of the Agreement, the Director Designee will be appointed to the Board not later than October 23, 2012 and included on the Company’s slate of nominees for election as directors of the Company at the Company’s 2013 annual meeting of stockholders.  The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, the Director Designee may disclose information he obtains while serving as a member of the Board to you and, subject to the restrictions in paragraph 2 below, your Representatives (as hereinafter defined) to the extent reasonably necessary to assist the Director Designee in the performance of his duties as a director of the Company.  As a result, you and your Representatives may receive certain non-public information regarding the Company.  You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company.  In consideration for, and as a condition of, non-public information being furnished to you (and, subject to the restrictions in paragraph 2 below, your agents, representatives, attorneys, advisors, directors, officers, members, partners and employees, collectively, “Representatives”), you agree that you and your Representatives will treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including without limitation in written or electronic format or orally, gathered by visual inspection or otherwise) by the Director Designee or by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents or records containing, referring to, relating to, based upon or derived from such information, in whole or in part (collectively, “Confidential Information”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1.     The term “Confidential Information” does not include information that (a) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or by the

Director Designee in violation of any contractual, legal or fiduciary obligation to or of the Company, (b) you can reasonably demonstrate was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you or, subject to the restrictions in paragraph 2 below, your Representatives by the Director Designee, the Company or any of the Company’s Representatives or (c) is received from a source other than the Director Designee, the Company or any of the Company’s Representatives; provided, that in the case of each of (b) and (c) above, the source of such information was not known to you, after reasonable inquiry, to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any of its subsidiaries with respect to such information at the time the same was disclosed.

2.     You hereby agree that you and your Representatives will (a) keep the Confidential Information strictly confidential and (b) not disclose any of the Confidential Information in any manner whatsoever without the prior written consent of the Company; provided, however, that the Director Designee may only disclose Confidential Information to you, and you may only disclose Confidential Information to your Representatives (i) to the extent such recipient needs to know such information for the sole purpose of advising the Director Designee in connection with the performance of his duties as a director of the Company and (ii) who are informed by you in advance of the confidential nature of such information and, in the case of your Representatives, who agree to comply with the use and confidentiality obligations contained in this letter agreement as if they are a party hereto; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto.  It is understood and agreed that the Director Designee shall not take any action or fail to take any action with the purpose or effect of waiving attorney client privilege or disclose to you or your Representatives any Confidential Information with respect to which such disclosure may in the Company’s view constitute waiver of the Company’s attorney client privilege or attorney work-product privilege.

3.     In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Confidential Information, you will  promptly notify (except where legal counsel has advised you that such notice would be legally prohibited) the Company in writing and provide reasonable cooperation, at your expense, so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement.  If, in the absence of a protective order or other remedy or the receipt of a waiver from the Company, you or any of your Representatives are nonetheless, based on the advice of reputable outside legal counsel experienced in the area and reasonably acceptable to the Company, legally compelled to disclose Confidential Information, you may, without liability hereunder, disclose to the applicable Governmental or Regulatory Authority (as defined below) only that portion of the Confidential Information which such counsel advises you is legally required to be disclosed, provided that you notify the recipient of the existence of this letter agreement and your obligations hereunder to maintain the confidentiality of the Confidential Information.  In no event will you or any of your Representatives oppose any action by the Company to obtain a protective order, motion to quash or other relief to prevent the disclosure of the Confidential Information or to obtain reliable assurance that confidential treatment will be afforded the Confidential Information.  It is understood that there shall be no “legal requirement” requiring you to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other transactions with respect to, the Common Stock or other securities of the Company (including, for the avoidance of doubt, any agreement or understanding with respect to the voting or the granting or withholding of consent with respect to the Common Stock or other securities of the Company or otherwise proposing or making an offer to do any of the foregoing).

4.     You acknowledge that (a) none of the Company or any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information, and (b) none of the Company or any of its Representatives shall have any liability to you or any of your Representatives relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom.  You and your Representatives shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chairman, Chief Executive Officer or General Counsel of the Company concerning Confidential Information, or seek any information in connection therewith from any such person other than the Chairman, Chief Executive Officer or General Counsel of the Company without the prior written consent of the Company.

5.     All Confidential Information shall remain the property of the Company.  Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Confidential Information acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company.  At any time upon the request of the Company for any reason, you will promptly return to the Company, or destroy, all hard copies of the Confidential Information and permanently erase or delete all electronic copies of the Confidential Information in your or any of your Representative’s possession or control and, upon the request of the Company, shall certify to the Company that such Confidential Information has been destroyed; provided that you may retain one copy solely for internal legal, record-keeping or fiduciary purposes and that nothing herein shall require you to return or destroy automatically created electronic copies stored on system back up tapes or disks.  Notwithstanding the return or destruction of Confidential Information, you and your Representatives will continue to be bound by the obligations contained herein.

6.     You acknowledge, and you will advise your Representatives, that the Confidential Information may constitute material non-public information under applicable federal and state securities laws, and that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

7.     You hereby represent and warrant to the Company that this letter agreement has been duly authorized, executed and delivered by you and is a valid and binding obligation, enforceable against you in accordance with its terms.

8.     It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

9.     You acknowledge that the value of the Confidential Information to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms.  In the event of an actual or threatened violation of this letter agreement, in addition to any and all other remedies which may be available to the Company at law or in equity, you acknowledge and agree that the Company shall be entitled to enforcement of this letter agreement by injunctive relief or specific performance, without proof of actual damages or posting of a bond.

10.      You hereby agree to indemnify and hold harmless the Company and its Affiliates and their respective officers, directors, employees, Affiliates, advisors, agents and controlling persons, from and against any and all out-of-pocket reasonable expenses, joint and several, incurred by the Company in defending against any inquiry or investigation, whether made, instituted or conducted by any Governmental or Regulatory Authority (as defined below), related to or based upon any acquisitions or dispositions of any Common Stock or other securities of the Company by you or any of your Affiliates, Associates (as defined in Rule 12b-2 under the Exchange Act) or Representatives, or any alleged “tippee” thereof.  “Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange or quotation service.

11.          Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal or state courts of the State of New York in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that he or it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that he or it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the federal or state courts of the State of New York, and each of the parties irrevocably waives the right to trial by jury and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law.  THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT WOULD COMPEL THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

12.      This letter agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

13.      All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy, when such telecopy is transmitted to the telecopy number set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	Forest Oil Corporation
707 17th Street, Suite 3600
Denver, Colorado 80202
Facsimile: (303) 812-1445
Attention: General Counsel

if to an Investor:	c/o West Face Capital Inc.
2 Bloor Street East, Suite 810
Toronto, Ontario M4W 1A8, CANADA
Attention: Alexander Singh, General Counsel
Facsimile: (647) 724-8910

with a copy to:	Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Adam M. Turteltaub
Facsimile: (212) 728-9129

14.      If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

15.      This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

16.      This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company.

17.      This letter agreement shall expire eighteen months from the date on which the Director Designee ceases to be a director of the Company.

18.      No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreements.

19.      Each of the parties hereto acknowledges that he or it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that each party has executed the same with the advice of said counsel.  Each party and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this letter agreement shall be decided without regards to events of drafting or preparation.  The section headings contained in this letter agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this letter agreement.

[Signature Page Follows]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

FOREST OIL CORPORATION

By:	/s/ Cyrus D. Marter IV
Name: Cyrus D. Marter IV
Title: Senior Vice President, General Counsel and Secretary

Accepted and agreed as of the date first written above:

WEST FACE CAPITAL INC.

By:	/s/ Alexander A. Singh
Name: Alexander A. Singh
Title: General Counsel & Secretary